                                                                   EXHIBIT 3.5.4

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          STRATEGIC TIMBER PARTNERS, LP






                                   DATED AS OF
                                 _________, 1999



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
                                TABLE OF CONTENTS
ARTICLE I.........................................................................................................2
         Definitions..............................................................................................2
                  1.1      Definitions............................................................................2

ARTICLE II........................................................................................................9
         Organization of Partnership..............................................................................9
                  2.1      Organization...........................................................................9
                  2.2      Name...................................................................................9
                  2.3      Location of Principal Place of Business................................................9
                  2.4      Registered Agent and Registered Office................................................10
                  2.5      Term..................................................................................10

ARTICLE III......................................................................................................10
         Purpose and Powers......................................................................................10
                  3.1      Purpose and Business..................................................................10
                  3.2      Powers................................................................................10

ARTICLE IV.......................................................................................................11
         Capital Contributions...................................................................................11
                  4.1      Capital Contributions, Partnership Interests and Percentage Interests of
                           Partners..............................................................................11
                  4.2      Issuances of Additional Partnership Interests.........................................11
                  4.3      Contribution of Proceeds of Issuance of REIT Shares...................................12
                  4.4      No Third Party Beneficiaries..........................................................12
                  4.5      No Interest on or Return of Capital Contributions.....................................13
                  4.6      Loans to Partnership..................................................................13
                  4.7      Incentive Plan........................................................................13

ARTICLE V........................................................................................................13
         Distributions...........................................................................................13
                  5.1      Distributions.  ......................................................................13
                  5.2      Amounts Withheld......................................................................14
                  5.3      Distributions Upon Liquidation........................................................14

ARTICLE VI.......................................................................................................14
         Allocations and Other Tax and Accounting Matters........................................................14
                  6.1      Allocations for Capital Account Purposes..............................................14
                  6.2      Tax Allocations.......................................................................15
                  6.3      Books of Account......................................................................15
                  6.4      Reports...............................................................................15
                  6.5      Tax Elections and Returns.............................................................16
                  6.6      Tax Matters Partner...................................................................16
                  6.7      Withholding Payments Required By Law..................................................16

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
                  6.8      Fiscal Year...........................................................................17

ARTICLE VII......................................................................................................17
         Rights, Duties and Restrictions of the
                  General Partner and the REIT...................................................................17
                  7.1      Powers and Duties of General Partner..................................................17
                  7.2      Reimbursement of the General Partner and the REIT.....................................19
                  7.3      Contracts with Affiliates.............................................................20
                  7.4      Title to Partnership Assets...........................................................20
                  7.5      Reliance by Third Parties.............................................................20
                  7.6      Indemnification by Partnership........................................................21
                  7.7      Liability of the General Partner and the REIT.........................................22
                  7.8      Other Matters Concerning the General Partner and the REIT.............................24
                  7.9      Other Activities of the General Partner and the REIT..................................24

ARTICLE VIII.....................................................................................................25
         Dissolution, Winding-Up and Liquidation or Combination..................................................25
                  8.1      Events of Dissolution.................................................................25
                  8.2      Accounting............................................................................25
                  8.3      Distribution on Dissolution...........................................................25
                  8.4      Timing Requirements...................................................................26
                  8.5.     Documentation of Liquidation..........................................................26

ARTICLE IX.......................................................................................................27
         Transfer of Partnership.................................................................................27
                  9.1      Transfer..............................................................................27
                  9.2      Transfers by the General Partner or the REIT..........................................27
                  9.3      Transfers by Limited Partners.........................................................27
                  9.4      Certain Restrictions on Transfer......................................................28
                  9.5      Effective Dates of Transfers..........................................................29

ARTICLE X........................................................................................................29
         Rights and Obligations of the Limited Partners..........................................................29
                  10.1     No Participation in Management........................................................29
                  10.2     No Withdrawal.........................................................................29
                  10.3     Conflicts.............................................................................29
                  10.4     Provision of Information..............................................................30
                  10.5     Power of Attorney.....................................................................30

ARTICLE XI.......................................................................................................31
         Grant of Certain Rights to Limited Partners.............................................................31
                  11.1     Grant of Rights.......................................................................31
                  11.2     Right of REIT to Assume...............................................................32
                  11.3     Restriction on Redemption.............................................................32


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
ARTICLE XII......................................................................................................32
         Amendment of Partnership Agreement; Meetings............................................................32
                  12.1     Amendments............................................................................32

ARTICLE XIII.....................................................................................................34
         Meetings of the Partners................................................................................34
                  13.1     Partner Meetings......................................................................34
                  13.2     Written Consent.......................................................................34
                  13.3     Proxy.................................................................................34

ARTICLE XIV......................................................................................................35
         Admission of Additional Limited ........................................................................35
                  14.1     Procedure for Admission...............................................................35
                  14.2     Allocations and Distribution to Additional Partners...................................35

ARTICLE XV.......................................................................................................35
         General Provisions......................................................................................35
                  15.1     Notices...............................................................................35
                  15.2     Controlling Law.......................................................................36
                  15.3     Execution in Counterparts.............................................................36
                  15.4     Provisions Separable..................................................................36
                  15.5     Entire Agreement......................................................................36
                  15.6     Titles and Captions...................................................................36
                  15.7     Pronouns and Plurals..................................................................36
                  15.8     Number of Days........................................................................36
                  15.9     Assurances............................................................................36
                  15.10    Binding Effect........................................................................36
                  15.11    Arbitration...........................................................................37
                  15.12    Exhibits..............................................................................37


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THE LIMITED PARTNERSHIP INTERESTS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. REFERENCE IS MADE TO ARTICLE IX OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE INTERESTS.



                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          STRATEGIC TIMBER PARTNERS, LP



         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of _________, 1999 by and among the General Partner and the Limited Partners (as those terms are defined below).



                                R E C I T A L S:



         On April 21, 1998, Strategic Timber Operating Co., ("STOC"), as the general partner, and Strategic Timber Trust, Inc. ("REIT"), as the limited partner (collectively the "Original Partners") formed Strategic Timber Partners, LP, ("Partnership") as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware pursuant to the Certificate of Limited Partnership of Strategic Timber Partners, LP, dated as of April 21, 1998 ("Original Agreement").

         The Original Agreement was amended and restated as the First Amended and Restated Agreement of Limited Partnership ("Restated Agreement") effective April 23, 1998 upon the admission of Louisiana Timber Partners and the Partnership's acquisition of timberland in the State of Louisiana. The Restated Agreement was further amended by the First Amendment to the Restated Agreement, effective October 9, 1998.

         Immediately preceding the execution and delivery of this Agreement, Strategic Timber Two Operating Co., LLC, Strategic Timber Trust II, LLC and Strategic Timber Partners

II, LP were merged into the Partnership, with the Partnership being the surviving entity. As a result of such merger, the Partnership acquired all of the outstanding member interests of Pioneer Resources, LLC, which owns timberlands located in the states of Washington and Oregon.

         The parties hereto desire to further amend and restate the Original Agreement in its entirety in accordance with the terms set forth herein:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration on, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. Except as otherwise expressly provided herein and in the Exhibits, the following terms and phrases shall have the meanings as set forth below:

                  "Accountants" shall mean Arthur Andersen, LLP or such other nationally recognized accountants as are selected by the General Partner.

                  "Act" shall mean the Revised Uniform Limited Partnership Act of the State of Delaware, as the same may hereafter be amended from time to time.

                  "Affiliate" shall mean, with respect to any Partner (or as to any other person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner; (ii) any beneficiary of a Limited Partner that is a trust; (iii) any trust for the benefit of any Person referred to in the preceding clauses (i) and
(ii); or (iv) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Person referred to in the preceding clauses (i) through (iii).

                  "Agreement" shall mean this First Amended and Restated Limited Partnership Agreement and the Exhibits attached thereto, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                  "Agreed Value" means the cash or net fair market value of the Capital Contributions made by the Partners, as of the time of contribution, to the Partnership as reflected on Exhibit A to this Agreement.

                  "Articles of Incorporation" means the restated articles of incorporation of the REIT filed in the State of Georgia on _____________, 1999, as amended or restated from


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time to time.

                  "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a substituted Limited Partner, and who has the rights set forth in Section 9.3(d).

                  "Audited Financial Statements" shall mean financial statements (balance sheet, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with GAAP and accompanied by an independent auditor's report containing an opinion thereon.

                  "Bankruptcy" shall mean, with respect to any Partner, (i) the commencement by such Partner of any petition, case or proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing or (v) the filing of an answer by such Partner admitting the allegations of any such petition.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "Capital Account" shall mean the separate "book" account which the Partnership shall establish and maintain for each Partner in accordance with Exhibit B of this Agreement.

                  "Capital Contribution" shall mean the amount of money and the initial Gross Asset Value of any contributed property, net of liabilities assumed by the Partnership in connection with such contribution or as to which any property is subject when contributed.

                  "Capital Gain Amount" has the meaning set forth in Section 5.4 of this Agreement.

                  "Cash Amount" means an amount of cash equal to the Value of the Shares on the Valuation Date.

                  "Certificate" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Delaware Secretary of State, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed



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to include a reference to any corresponding provision of succeeding laws.

                  "Consent" shall mean the written consent or approval of a proposed action by Partners owning fifty-one percent (51%) or more of the Percentage Interests given in accordance with Section 13.2 hereof.

                  "Continuing Limited Partners" means those Persons, other than the REIT, that have been admitted as Limited Partners prior to the Effective Date of this Agreement.

                  "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

                  "Conversion Factor" means 1.0, provided however, that in the event the REIT (i) declares or pays a dividend on its outstanding Shares in its Shares or makes a distribution to all holders of its outstanding Shares of its Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  "Effective Date" means the date of the closing of the initial public offering of the common stock of the REIT pursuant to that certain Purchase Agreement among Strategic Timber Partners, LP, Strategic Timber Trust, Inc. and the representatives of the several underwriters dated as of ________, 1999.

                  "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust, association or other business entity.

                  "Financing" means the Senior Credit Facility.


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                  "Financing Documents" means any and all credit and loan
agreements and related documents evidencing or securing the Financing.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

                  "General Partner" means Strategic Timber Operating Co., a Georgia corporation, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

                  "Gross Asset Value" shall mean the value at which the assets of the Partnership are carried on its books as required by the Regulations under Code section 704(b) and as determined in accordance with Exhibit B.

                  "Immediate Family" shall mean, with respect to any Person, such Person's spouse, parents, descendants, brothers, sisters and the estate of any such Person.

                  "Incentive Plan shall mean the 1999 Incentive Plan of the REIT and any other stock option or stock incentive plan hereafter adopted by the REIT.

                  "Indemnitee" shall mean (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner, (B) an employee, independent contractor, trustee, director, or officer of the General Partner or of an Affiliate of the General Partner, or (C) a Liquidating Trustee of the Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time in its sole and absolute discretion.

                  "Limited Partners" shall mean those Persons listed under the heading "Limited Partners" on Exhibit A attached hereto, as amended from time to time to reflect the admission of additional Persons and any permitted successors or assigns, who are admitted as a limited partner in the Partnership.

                  "Liquidating Trustee" shall mean such individual or entity as is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include an Affiliate of the General Partner, provided such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement.

                  "Net Income" means for any period, the excess, if any, of the Partnership's items of income and gain for such period over the Partnership's items of loss and deduction for such period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B.

                  "Net Loss" means, for any period, the excess, if any, of the Partnership's items of loss and deduction for such period over the Partnership's items of income and gain for such period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B.

                  "Net Operating Cash Flow" means, with respect to any period for which such calculation is being made,

(i) the sum of:

         (a) the Partnership's Net Income or Net Loss (as the case may be) for such period,

         (b) depreciation, depletion and all other noncash charges deducted in determining Net Income or Net Loss for such period,

         (c) the amount of any reduction in the reserves of the Partnership (including, without limitation, reductions resulting from the General Partner determining that such amounts are no longer necessary), and

         (d) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period including, without limitation, the proceeds of financings in excess of the current needs of the Partnership,

(ii)     less the sum of:

         (a) all principal debt payments made during such period by the Partnership,

         (b) capital expenditures made by the Partnership during such period,

         (c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or
(ii)(b),

         (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

         (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

         (f) the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion, and

         (g) the amount of any working capital accounts and other accounts with similar balances which the General Partner determines to be necessary or appropriate in its sole and

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


absolute discretion.

         Notwithstanding the foregoing, Net Operating Cash Flow shall not include any cash received or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the partnership.


                  "Notice of Redemption" means a Notice exercising a Limited Partner's Redemption Rights, substantially in the form of Exhibit D to this Agreement.

                  "Partner(s)" shall mean the General Partner and/or the Limited Partners, their duly admitted successors or assigns and any additional Person who has been admitted as a partner of the Partnership at the time of reference thereto.

                  "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such an interest may be entitled to under this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

                  "Partnership Record Date" means the record date established by the General Partner for the distribution of Net Operating Cash Flow pursuant to
Section 5.1 hereof, which record date shall be the same as the record date established by the REIT for a distribution to its shareholders of some or all of its portion of such distribution.

                  "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all the Partners issued pursuant to Section 4.1 of this Agreement, and as specified on Exhibit A, as amended from time to time. As of the date of this agreement, there will be ______ Partnership Units outstanding, with each Partnership Unit representing a _____ % Percentage Interest in the Partnership. The ownership of Partnership Units may be evidenced by such form of certificate for units as the General Partner adopts from time to time on behalf of the Partnership. Partnership Units may be divided into two or more classes and series.

                  "Percentage Interest" shall mean, with respect to any Partner, its interest determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A hereto, as such Exhibit may be amended from time to time.

                  "Person" shall mean any natural person or Entity.

                  "Redeeming Partner" has the meaning set forth in Section 11.1 hereof.

                  "Redemption Amount" has the meaning set forth in Section 11.1 hereof.

                  "Redemption Right" has the meaning set forth in Section 11.1 hereof.

                  "Regulations" shall mean the Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REIT" means Strategic Timber Trust, Inc., a Georgia corporation, that will have elected to be classified as a real estate investment trust as defined in Code section 856 with the filing of its first federal income tax return.

                  "REIT Expenses" mean the following expenses: (i) the costs and expenses relating to the continuation of the REIT and its subsidiaries; (ii) costs and expenses related to any offer or registration of securities by the REIT and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities; (iii) costs and expenses associated with compliance by the REIT with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (iv) all other operating or administrative costs of the General Partner, the REIT and its subsidiaries incurred in the ordinary course of its business on behalf of the Partnership. The reimbursement of REIT Expenses shall not constitute a distribution under Article V of this Agreement.

                  "SEC" means the US Securities and Exchange Commission.

                  "Securities Laws" means the federal and state laws (including the rules and regulations thereunder and the judicial and administrative interpretations thereof) regulating the sale of securities including, without limitation, the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; state Blue Sky Laws; and the rules and regulations of any stock exchange on which the Shares are listed for trading.

                  "Senior Credit Facility" means the senior secured credit facility provided to the Partnership by the lenders under the Loan Agreement dated as of ______________, 1999, among the Partnership, the lenders party thereto, _______________, as agent for the lenders (as the same may be amended, modified or restated from time to time) in the original committed amount of $__________.

                  "Shares" shall mean the shares of the common stock of the REIT.

                  "Specified Redemption Date" means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that no Specified Redemption Date shall occur before one (1) year from the date of this Agreement.

                  "Stock Option" shall mean an option to purchase Shares of the REIT granted under the Incentive Plan.

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


                  "Stock Option Agreement" shall mean the form of stock option agreement that is used under the Incentive Plan.

                  "Tax Matters Partner" means the Partner with the responsibilities and authority set forth in Code section 6221 et seq. and as provided in Section 6.5 of this Agreement.

                  "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

                  "Value" means, with respect to a Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or
(iii) if the Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the Shares shall be determined by the General Partner, acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the Redeeming Partner is to receive Shares in redemption of its Partnership Interest, such consideration shall also include rights that a holder of Shares would be entitled to receive, and the Value of such rights shall be determined by the General Partner, acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.


                                   ARTICLE II

                           ORGANIZATION OF PARTNERSHIP

         2.1 Organization. The General Partner has organized the Partnership as a limited partnership by filing the Certificate pursuant to the provisions of the Act for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise herein expressly provided.

         2.2 Name. The name of the Partnership shall be Strategic Timber Partners, LP, or such other name as shall be chosen from time to time by the General Partner in its sole discretion.

         2.3 Location of Principal Place of Business. The location of the principal place of business of the Partnership shall be at 5 North Pleasant Street, New London, New Hampshire 03257, or such other location as shall be selected from time to time by the General Partner in its sole discretion.

         2.4 Registered Agent and Registered Office. The Corporation Trust Company shall act as registered agent of the Partnership and the Registered Office of the Partnership shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The registered office and registered agent may be changed from time to time as the General Partner deems advisable by filing notice of such changes with the Secretary of State of Delaware in accordance with the Act.

         2.5 Term. The Partnership's term commenced upon the filing of the Certificate with the Secretary of State of Delaware on April 21, 1998 and shall continue until December 31, 2199, unless the Partnership is sooner terminated as provided in Article VIII or as provided by law.


                                   ARTICLE III

                               PURPOSE AND POWERS

         3.1 Purpose and Business. The purpose of the Partnership shall be to acquire, hold, own, manage and transfer timberlands; to sell and otherwise dispose of the timber grown on such property; to acquire ownership interests in Entities engaged in similar or related activities; and to engage in such other activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes.

         3.2 Powers. Subject to any limitations imposed by the Financing Documents and this Agreement, the Partnership shall have all powers necessary, desirable or appropriate to accomplish the purposes enumerated. In connection with the foregoing, the Partnership shall have full power and authority, directly or indirectly to enter into, perform, and carry out contracts of any kind, to borrow money and to issue other evidences of indebtedness including guaranties of the indebtedness of Affiliates (including the Financing which indebtedness may be secured by mortgages, pledges of partnership interests in other Entities), security interests or other liens, and to enter into any and all indentures and other agreements and documents relating to such evidence of indebtedness, directly or indirectly, and to acquire such assets as may be necessary or useful in connection with its business. Notwithstanding the foregoing, the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the REIT to qualify as a real estate


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


investment trust under the Code, (ii) could subject the REIT to any taxes under section 857 (other than for capital gains that the REIT has elected to retain) or section 4981 of the Code or have other potentially adverse consequences under the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the REIT, its subsidiaries or its securities, unless such action (or inaction) shall have been specifically consented to by the REIT in writing.


                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

         4.1 Capital Contributions, Partnership Interests and Percentage Interests of Partners.

         (a) The Continuing Limited Partners and the REIT have previously made Capital Contributions to the Partnership. After adjustment for the Partnership Units acquired by the REIT from the Continuing Limited Partners immediately prior to the execution and delivery of this Agreement, the Capital Contributions of the Partners are reflected in Exhibit A attached hereto.

         (b) To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A as amended at such time.

         (c) Each Partner shall own Partnership Units in the amount set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth for such Partner in Exhibit A, which Percentage Interest shall be adjusted on Exhibit A, from time to time, by the General Partner to the extent necessary to reflect redemptions, Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on a Partner's Percentage Interest. Except as provided in Section 4.2, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

         4.2 Issuances of Additional Partnership Interests.

         (a) Except as provided in paragraphs (b), (c) and (d) of this Section 4.2, the General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the REIT) or other Persons additional Partnership Units in one or more classes, or one or more series of any of such classes, with such designations, preferences, participation, optional or other special rights, powers and duties, including rights, powers and duties senior to existing Limited Partner Units, as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any of the Limited Partners, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership.

         (b) Without limiting the powers granted to the General Partner in
Section 4.2(a), the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the interests of the REIT and the Partnership (for example, and not by way of limitation, the issuance of Partnership Units pursuant to an employee purchase plan providing for employee purchases of Partnership Units at a discount from fair market value or employee options that have an exercise price that is less than the fair market value of the Partnership Units, either at the time of issuance or at the time of exercise).

         (c) No additional Partnership Units shall be issued to the REIT, unless either

                  (1) (i) the additional Partnership Units are issued in connection with an issuance of shares of the REIT, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the REIT in accordance with this Section 4.2, and (ii) the REIT shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of the General Partner, or

                  (2) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests.

         (d) Notwithstanding anything to the contrary in this Agreement, for so long as the Continuing Limited Partners or an assignee which is an Affiliate of a Continuing Limited Partner own fifteen percent (15%) or more of the Partnership Units, no additional Partnership Units that have more favorable rights, terms or conditions than the Partnership Units held by the Continuing Limited Partners will be issued to any Person without the prior written consent of a majority of the Partnership Units held by the Continuing Limited Partners.

         4.3 Contribution of Proceeds of Issuance of REIT Shares. In connection with the initial public offering of the Shares by the REIT, and any other issuance of Shares pursuant to Section 4.2, the REIT, after reduction of certain indebtedness of the REIT and its Affiliates, shall make a Capital Contribution to the Partnership of the net proceeds raised in connection with such issuance, provided that if the proceeds actually received by the REIT are less than the gross proceeds of such issuance as a result of any underwriter's discount, or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds (less the amount used to pay indebtness of the REIT and its Affiliates) of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to Section 7.2 for the amount of such underwriter's discount or other expenses.

         4.4 No Third Party Beneficiaries. No creditor or other third party shall have the right to enforce any right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

         4.5 No Interest on or Return of Capital Contributions. Except as otherwise specifically provided herein, no Partner shall be entitled to interest on its Capital Contribution or have any right to demand or receive the return of its Capital Contribution.

         4.6 Loans to Partnership. At the option of the General Partner, any Partner (including, without limitation, the General Partner) may make loans to the Partnership on terms deemed by the General Partner to be commercially reasonable and at then prevailing market interest rates.

         4.7 Incentive Plan.

         (a) If at any time, or from time to time, Stock Options granted in connection with the Incentive Plan are exercised or restricted Shares are issued in accordance with the terms of the Incentive Plan, the REIT shall, as soon as practical after such exercise, contribute to the capital of the Partnership an amount equal to the exercise price paid to the REIT by such exercising party in connection with the exercise of the Stock Option. In addition, the REIT shall be deemed to have contributed to the Partnership as a Capital Contribution, pursuant to this Section 4.7(a), an amount equal to the excess of the current per share market price (as of the trading day immediately preceding the date on which the purchase of the Shares by such exercising party is consummated) over the amount contributed in respect of the exercise of such Stock Options pursuant to Section 4.7(a), multiplied by the number of Shares delivered by the REIT to such exercising party.

         (b) With respect to any issuance of restricted Shares, the REIT shall be deemed to contribute to the Partnership an amount equal to the current per share market price (as of the trading date immediately preceding the date on which the restricted Shares are awarded), multiplied by the number of restricted Shares so issued.

                                    ARTICLE V

                                  DISTRIBUTIONS

         5.1 Distributions.

         (a) Except as provided for in Section 5.4 and Section 8.3, the General Partner shall cause the Partnership to distribute all or any portion of the Net Operating Cash Flow to the Partners in such amounts as the General Partner shall determine as of the end of each calendar quarter.

         (b) Amounts of Net Operating Cash Flow designated for distribution will be paid to Partners who were Partners on a Partnership Record Date with respect to such quarter in accordance with their respective Percentage Interests on such Partnership Record Date; provided, however, in no event may a Partner receive a distribution of Net Operating Cash Flow with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of Net Operating Cash Flow with respect to a Share for which such Partnership Unit has been redeemed or exchanged.

         (c) The General Partner and the Partnership shall not have any liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being treated as proceeds of a sale under Code
Section 707 or the regulations thereunder.

         (d) The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the REIT (i) to pay such distributions to its shareholders as will enable the REIT to meet its distribution requirements for qualification as a real estate investment trust as set forth in Code section 857(a)(1) and (ii) to avoid any federal income or excise tax liabilities imposed by the Code.

         5.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law pursuant to Section 6.6 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to such Persons pursuant to Section 5.1 for all purposes under this Agreement.

         5.3 Distributions Upon Liquidation. Proceeds from the sale or other disposition of all or substantially all of the assets of the Partnership, or related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, including reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 8.3.

         5.4 Capital Gains. To the extent that the REIT notifies the General Partner that it is making an election under Code section 857(b) to retain all or a portion of its capital gain income ("Capital Gain Amount"), the General Partner will withhold from the distribution of Net Operating Cash Flow attributable to capital gains (as determined under the Code) an amount equal to (i) the Capital Gain Amount, plus (ii) the Capital Gain Amount divided by the REIT's Percentage Interest, less the federal and state income taxes on the amount to be retained computed using the REIT's effective tax rate for such period ("Tax Amount"). The Tax Amount will be distributed to the Partners in accordance with their Percentage Interests.


                                   ARTICLE VI

                ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS

         6.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof), shall be allocated among the Partners in each taxable year (or a portion thereof) as provided in this Section 6.1:

         (a) After giving effect to the special allocation rules contained in Exhibit C, Net Income shall be allocated: (i) first, to the General Partner to the extent of the amount by which Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1(b) exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of
Section 6.1(a); and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests.

         (b) After giving effect to the special allocation rules contained in Exhibit C, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests, provided that Net Losses shall not be allocated to any Partner, other than the General Partner, to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (as defined in Exhibit C) at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitation set forth in the preceding sentence of this Section 6.1(b) shall be allocated to the General Partner.

         6.2 Tax Allocations.

         (a) Generally. Except as provided in subparagraph (b) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners in the same proportion as the corresponding book items (within the meaning of the Code section 704(b) Regulations) are allocated pursuant to Section 6.1.

         (b) Allocations Respecting Section 704(c) and Revaluations. Notwithstanding paragraph (a) hereof, Tax Items that relate to Partnership property that is subject to Code section 704(c) (contributed property having a fair market value different from its tax basis) and/or revalued pursuant to Regulation Section 1.704-1(b)(2)(iv)(f) (collectively "Section 704(c) Tax

Items") shall be allocated in accordance with said Code section 704(c) and Regulation Section 1.704-3(d).

         6.3 Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain, or cause to be maintained, full, true, complete and correct books of account. In addition, the Partnership shall keep all records required to be maintained by the Act.

         6.4 Reports.

         (a) The General Partner shall cause to be sent to the Limited Partners promptly after receipt of the same from the Accountants and in no event later than 105 days after the close of each fiscal year of the Partnership, copies of Audited Financial Statements for the Partnership or the REIT, if such statements are prepared on a consolidated basis with the REIT, for the immediately preceding fiscal year of the Partnership.

         (b) As soon as practical, but in no event later than 105 days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be sent to the Limited Partners as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership or of the REIT, if such statements are prepared on a consolidated basis with the REIT, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

         6.5 Tax Elections and Returns.

         (a) All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner.

         (b) The General Partner shall be responsible for preparing, or causing to be prepared, and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items, all within the period of time prescribed by law including extensions.

         6.6 Tax Matters Partner.

         (a) The General Partner is hereby designated as the Tax Matters Partner (within the meaning of section 6231(a)(7) of the Code) for the Partnership.

         (b) The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any federal, state or local tax controversy or proceeding, except to the extent required by law, is in the sole and absolute discretion of the Tax Matters Partner. The provisions relating to indemnification of the General Partner, set forth in Section 7.6 of this Agreement, shall be fully applicable to the Tax Matters Partner in its capacity as such.

         (c) All third-party costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing contained herein shall be construed to restrict the Partnership from engaging tax consultants to assist the Tax Matters Partner in discharging its duties hereunder.

         6.7 Withholding Payments Required By Law.

         (a) Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including without limitation, any taxes required to be withheld or paid by the Partnership pursuant to sections 1441, 1442, 1445 or 1446 of the Code ("Withholding Obligation"). Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any Limited Partner on account of any Withholding Obligation shall be treated as a distribution to such Limited Partner for all purposes of this Agreement, consistent with the character or source of the Withholding Obligation.

         (b) To the extent that the amount required to be remitted by the Partnership with respect to a Withholding Obligation exceeds the amount then otherwise distributable to a Limited Partner, the excess of the Withholding Obligation shall constitute a loan ("Tax Payment Loan") from the Partnership to such Limited Partner. Any Tax Payment Loan shall be repaid by the Limited Partner to whom it was deemed made within fifteen (15) days after Notice from the General Partner that a Tax Payment Loan has been made on behalf of such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 6.6. In the event that a Limited Partner fails to pay any amount owed to the Partnership pursuant to this Section 6.6 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner. In such event, the General Partner shall have the right to receive distributions that otherwise would be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full; and any such distributions so received by the General Partner shall be treated as having been distributed to the Defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus 4 percentage points, or (B) the maximum lawful rate of interest on such obligation. Such interest shall accrue from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

         (c) The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the statutes, laws or obligations that create a Withholding Obligation and to carry out the provisions of this Section 6.6. Nothing in this Section 6.6 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership for a Withholding Obligation.

         (d) Any Partner who is a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Regulations) is hereinafter referred to as a Foreign Partner. A Partner who is not a Foreign Partner shall deliver to the General Partner a Certification of Non-Foreign Status in the form prescribed by the General Partner for withholding purposes under sections 1445 and 1446 of the Code. In the event that a Partner (i) is a Foreign Partner, or (ii) does not furnish a certification of Non-Foreign Status to the General Partner, then the withholding provisions in this Section 6.6 shall apply.

         6.8 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.


                                   ARTICLE VII

                     RIGHTS, DUTIES AND RESTRICTIONS OF THE
                          GENERAL PARTNER AND THE REIT

         7.1 Powers and Duties of General Partner.

         (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desired by it to conduct the business of the Partnership, to exercise all powers of the Partnership as set forth in Section
3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including without limitation:

                  (1) to acquire, directly or indirectly, interests in real estate that is growing or is suitable for growing timber, and any and all kinds of interests therein, and any and all related property; to manage and protect any of the Partnership's assets, interests therein or parts thereof; to improve any such real estate consistent with the purposes of the Partnership; to participate in the ownership of property; to dedicate a portion of a property for public use; to convey, mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease, options to renew leases, options to purchase; to partition or to exchange said real property, or any part thereof, for other real property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to insure any Person having an interest in or responsibility for the care or management of such property;

                  (2) to employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business including, but not limited to, contractors, subcontractors, engineers, foresters, surveyors, consultants, accountants, attorneys, real estate brokers and others;

                  (3) to enter into contracts on behalf of the Partnership and to cause all expenses related thereto to be paid;

                  (4) to borrow and lend money and make and obtain loans and advances to or from any Person for Partnership purposes; to contract liabilities and obligations of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, obligation or liability;

                  (5) to grant security interests in, mortgage, assign, pledge, hypothecate, deposit, deliver, enter into sale and leaseback arrangements with respect to or otherwise give as security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, personal property and real estate and interests; to sign, execute and deliver any and all assignments, deeds, bills of sale and instruments in writing; to enter into, make, execute, deliver and receive agreements, undertakings and instruments of every kind and nature; and generally to do any and all other acts and things incidental to any of the foregoing;

                  (6) to acquire and enter into any contract of insurance (including, without limitation, general partner liability and partnership reimbursement insurance policies) which the General Partner may deem necessary or appropriate;

                  (7) to conduct any and all banking transactions on behalf of the Partnership; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to make deposits and withdraw the same and to negotiate or discount commercial paper and acceptances;

                  (8) to demand, sue for, receive, and otherwise take steps to collect all debts, rents, proceeds, interests, dividends, goods, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                  (9) to acquire interests in and contribute property to any limited or general partnerships, joint ventures, subsidiaries or other entities as the General Partner deems desirable so long as such investment does not jeopardize the qualification of the REIT as a real estate investment trust under the Code or cause the REIT to incur any taxes under Sections 857(b)(5) or (6) or
Section 4981 of the Code;

                  (10) to maintain the Partnership's books and records;

                  (11) to prepare and deliver, or cause to be prepared and delivered by the Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and all tax returns and reports; and

                  (12) to invest in such Entities as the General Partner deems appropriate so long as such investment does not jeopardize the qualification of the REIT as a real estate investment trust or cause the REIT to incur any taxes under Sections 857(b)(5) or (6) or 4981 under the Code.

         (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its separate funds for payment to third parties or to undertake any specific liability on behalf of the Partnership.

         (c) Notwithstanding the powers granted to the Partnership in Section
3.2 and to the General Partner in Section 7.1(a), neither the Partnership nor any General Partner will undertake any action that would be contrary to the terms and conditions of the Financing Documents.

         7.2 Reimbursement of the General Partner and the REIT.

         (a) Except as otherwise provided in Articles 5 and 6 (regarding distributions and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

         (b) Monthly or on such other basis as the General Partner may determine, the General Partner shall be reimbursed for all reasonable out-of-pocket expenses that it incurs relating to the operation of the Partnership. The REIT shall be reimbursed for REIT Expenses.

         (c) The General Partner and the REIT shall also be reimbursed for all expenses they incur relating to the organization of the Partnership, the General Partner and the REIT.

         (d) The Limited Partners acknowledge that the REIT's sole business is the ownership of interests in the Partnership and that all of the REIT's expenses are incurred for the benefit of the Partnership. The reimbursement of such expenses shall be in addition to any reimbursement to the REIT as a result of indemnification pursuant to Section 7.7 hereof.

         7.3 Contracts with Affiliates. The Partnership may lend or contribute to its subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and condition established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person. The Partnership may also engage in transactions and enter into contracts with Affiliates of the General Partner that are on terms fair and reasonable to the Partnership and no less favorable to the Partnership than would be obtained from unaffiliated third parties.

         7.4 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership's assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby acknowledges and confirms that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such others for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practical. All Partnership assets shall be recorded as property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         7.5 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General

Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

         7.6 Indemnification by Partnership.

         (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; however, the Partnership shall not indemnify an Indemnitee (i) with respect to an act or omission of the Indemnitee that was material to the matter giving rise to the proceeding and either was the result of intentional misconduct or a knowing violation of law; or (ii) for any transaction for which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6(a); provided, however, the termination of any criminal proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by Indemnitee creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor.

         (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in this Section 7.6, has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it shall ultimately be determined that such standard of conduct has not been met.

         (c) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

         (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Persons in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify any such Person against such liability under the provisions of this Agreement.

         (e) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.6, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, or (ii) any transactions in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

         (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (g) The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, personal representatives and administrators, and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way effect the limitations on the Partnership's liability to any Indemnitee under this
Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         7.7 Liability of the General Partner and the REIT

         (a) The General Partner and the REIT shall not be liable for monetary or other damages to the Partnership, any of the Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission, if the action or omission of the General Partner or the REIT was in good faith and such action or inaction was not the result of intentional misconduct, a knowing violation of law, or a transaction for which the General Partner or the REIT received a personal benefit that was in violation or breach of any provision of this Agreement.

         (b) The Limited Partners other than the REIT expressly acknowledge that the General Partner is acting on behalf of the Partnership and the Partners collectively, that the General Partner is under no obligation to consider the separate interests of a particular Limited Partner (including, without limitation, the tax consequences to Limited Partners or any assignees thereof) other than the REIT in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner and the REIT shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner acted in good faith with respect thereto and such action or inaction was not the result of intentional misconduct, a knowing violation of law, or a transaction for which the General Partner or the REIT received a personal benefit that was in violation or breach of any provision of this Agreement.

         (c) Subject to its obligations and duties as General Partner set forth in Section 7.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

         (d) The General Partner shall not be deemed to have any limitations or obligations, or be subject to any restrictions, of a partner of a general partnership, if it otherwise would not have such limitations or obligations or be subject to such restrictions under the terms of the Act, any other applicable law and this Agreement.

         (e) Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitations on the General Partner's or the REIT's liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         7.8 Other Matters Concerning the General Partner and the REIT

         (a) The General Partner and the REIT may rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, consent, statement, instrument, opinion, report, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partner and the REIT may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such advisors as to matters which the General Partner or the REIT reasonably believe to be within such advisor's professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of the REIT to qualify as a real estate investment trust under the Code or (ii) to avoid the REIT incurring any taxes under section 857 (other than for capital gains that the REIT has elected to retain) or section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         7.9 Outside Activities of the General Partner and the REIT The General Partner and the REIT shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner shall not incur any debts other than that for which it may be liable in its capacity as General Partner of the Partnership. The General Partner and the REIT shall not own any assets other than Partnership Interests as a Partner, and other than such bank accounts or similar instruments or accounts as it deems necessary to carry out its responsibilities contemplated under this Agreement and their respective Articles of Incorporation.


                                  ARTICLE VIII

             DISSOLUTION, WINDING-UP AND LIQUIDATION OR COMBINATION

         8.1 Events of Dissolution. The Partnership shall continue until dissolved upon the occurrence of the earliest of the following events:

         (a) the dissolution, termination, withdrawal, retirement or Bankruptcy of the General Partner, subject to the Partnership being continued as provided in Section 9.2 hereof;

         (b) the election to dissolve the Partnership made in writing by the General Partner with the Consent of the Partners;

         (c) the sale or other disposition of all or substantially all of the assets of the Partnership, unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership);

         (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act, which decree is final and not subject to appeal; or

         (e) December 31, 2199.

         8.2 Accounting. In the event of the dissolution, winding-up and liquidation of the Partnership, a proper accounting shall be made of the Capital Account of each Partner after allocation of the Net Income or Net Loss of the Partnership from the date of the last previous accounting to the date of dissolution.

         8.3 Distribution on Dissolution. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated and the net proceeds therefrom and the remaining assets of the Partnership, if any, shall be distributed in the following rank and order:

         (a) Payment of creditors of the Partnership in the order of priority as provided by law;

         (b) Establishment of reserves as determined by the General Partner, or the Liquidating Trustee, if one has been appointed, to provide for contingent and other Partnership liabilities, if any; and

         (c) Then to the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods provided for in this Agreement, other than distributions under this Section 8.3(c).

Whenever the Liquidating Trustee reasonably determines any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the provisions of this Section 8.3.

         (d) The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to authorize and permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

         8.4 Timing Requirements.

         (a) In the event that the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to Section 8.3(c) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.

         (b) Notwithstanding the provisions of Section 8.3 if prior to or upon dissolution of the Partnership, the Liquidating Trustee determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners which are creditors of the Partnership) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.3 hereof, undivided interests in such Partnership assets as the Liquidating Trustee deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidating Trustee, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidating Trustee shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         8.5. Documentation of Liquidation. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.


                                   ARTICLE IX

                        TRANSFER OF PARTNERSHIP INTERESTS

         9.1 Transfer.

         (a) The term "transfer", when used in this Article IX with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign its Partnership Interest or any portion thereof to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise; provided, however, that the term "transfer", when used in this Article IX does not (except when such term is used in Section 9.4) include any redemption of Partnership Interests from a Limited Partner or the acquisition of Partnership Interests from a Limited Partner by the REIT pursuant to Section 11.2 of this Agreement.

                           (b) No Partnership Interest shall be transferred, in
whole or in part, except in accordance with the terms and conditions set forth in this Article IX. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IX shall be null and void ab initio.

                  9.2      Transfers by the General Partner or the REIT.

                  (a) Except for transfers to its Affiliates or as may be required by the Financing Documents, neither the General Partner nor the REIT shall withdraw from the Partnership or sell, assign, pledge, encumber or otherwise dispose of all or any portion of their interest in the Partnership without the Consent of the Partners at any time that the Limited Partners (other than the General Partner and the REIT) own, in the aggregate, ten percent (10%) or more of the issued and outstanding Partnership Units.

                  (b) In the event the General Partner or the REIT withdraws from the Partnership in violation of this Agreement or otherwise dissolves or terminates or upon the Bankruptcy of the General Partner or the REIT, all the remaining Partners, which are not Affiliates of the General Partner, within 90 days after such withdrawal, dissolution, termination or Bankruptcy, may elect to continue the business of the Partnership and appoint a successor general partner effective as of the date of such withdrawal, dissolution, termination or Bankruptcy.

                  9.3      Transfers by Limited Partners Other Than the REIT.

                           (a) Except as provided in Sections 9.3(b) and 9.3(d),
no Limited Partner (other than the REIT) shall have the right to transfer all or any portion of its Partnership Interest without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.

                           (b) Notwithstanding the provisions of Section 9.3(a)
(but subject to the provisions of Section 9.4), a Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of its Partnership Interest to a member of such transferor's Immediate Family, or a trust for the benefit of a member of such transferor's Immediate Family in a donative transfer that does not involve the receipt of any consideration; provided, that any Partnership Interest permitted to be transferred pursuant to this Section 9.3(b) shall remain subject to all provisions of this Agreement, including, without limitation, this Article IX.

                           (c) Except as provided in Section 9.3(b), no Limited
Partner shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this
Section 9.3 as a substituted limited partner (as such term is used in the Act), which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a substituted limited partner shall not give rise to any cause of action against the

Partnership or any Partner. A transferee who has been admitted as a substitute Limited Partner in accordance with this Article IX shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                           (d) An Assignee shall be deemed to have had assigned
to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interests assigned to it and shall have all of the Redemption Rights granted to Limited Partners by this Agreement attributable to such Partnership Interests, but shall not be deemed to be a holder of Partnership Interests for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interests in any matter presented to the Limited Partners for a vote (such Partnership Interests being deemed to have been voted on such matter in the same proportion as all other Partnership Interests held by Limited Partners are voted). In the event any Assignee desires to make a further assignment of any such Partnership Interests, such Assignee shall be subject to all the provisions of this Article IX to the same extent and in the same manner as a Limited Partner desiring to make an assignment of Partnership Interests.

                           (e) The Limited Partners acknowledge that the
Partnership Interests have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interest may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would allow any such Partnership Interests to be registered.

                  9.4 Certain Restrictions on Transfer. In addition to any other restrictions on transfer herein contained, in no event may a Partner transfer a Partnership Interest (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) if such transfer would cause the REIT to cease to qualify as a real estate investment trust under the Code; (iii) if such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704(b) of the Code; (iv) if such transfer would cause the Partnership to become, with respect to any employee benefit plan, subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(c) of the Code); (v) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (vi) except with respect to Partnership Interests pledged in connection with the Financing, to a lender to the Partnership or any Person who is related to any lender to the Partnership (within the meaning of Section 1.752-4(b) of the Regulations); or
(vii) if such transfer would result in (A) the Partnership being classified as an association taxable as a corporation for federal income tax purposes (other than a qualified REIT subsidiary within the meaning of Section 856(i)(2) of the
Code), or (B) subject the REIT to more than a de minimus amount of tax under Code section 857 or 4981, other than for capital gains that the REIT has elected to retain, unless in the opinion of counsel to the Partnership, such transfer and ownership of the Partnership Interest by the lender (or related person) will not have adverse federal income tax consequence to the Partners.

                  9.5 Effective Dates of Transfers.

                  Transfers pursuant to this Article IX may only be made as of the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.


                                    ARTICLE X

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

                  10.1 No Participation in Management. No Limited Partner, in its capacity as such, shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

                  10.2 No Withdrawal. No Limited Partner may withdraw its Capital Contribution from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

                  10.3 Conflicts. Subject to any separate agreements or arrangements relating to rights of first opportunity or any restrictions contained in an employment or consulting agreement with a Limited Partner, the Limited Partners and their Affiliates are entitled to carry on such other business interests, activities and investments, including business interest and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such other activities of a Limited Partner, or the income or profits derived therefrom.

                  10.4 Provision of Information.

                           (a) In addition to other rights provided by this
Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest in the Partnership, upon written request:

                           (1) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                           (2) to obtain a current list of the names and last known business, residence or mailing address of each Partner;

                           (3) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                           (4) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the REIT pursuant to the Securities Exchange Act of 1934.

                  (b) Notwithstanding any other provisions of this Section 10.4, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or its business or (ii) the Partnership is required by law or by agreement with an unaffiliated third party to keep confidential.

                  10.5 Power of Attorney.

                           (a) Each Limited Partner constitutes and appoints the
General Partner, any Liquidating Trustee, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement, or the Capital Contribution of any Partner.

                           (b) The foregoing power of attorney is hereby
declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death or incompetency of a Limited Partner to the effect and extent permitted by law and the transfer of all or any portion of such Limited Partner's Partnership Interests and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives.

                           (c)      Nothing contained in this Section 10.5 shall
be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XII hereof.


                                   ARTICLE XI

                   GRANT OF CERTAIN RIGHTS TO LIMITED PARTNERS


                  11.1 Grant of Rights.

                           (a) Subject to the provisions of Section 11.3, on or
after one (1) year from the Effective Date, unless sooner permitted by the General Partner in its sole discretion, each Limited Partner, other than the REIT, shall have the right (the "Redemption Right") to require the Partnership to redeem, no later than 30 days after giving Notice to the General Partner, all or a portion of the Partnership Units held by such Limited Partner, at a redemption price equal to, and in the form of the Redemption Amount. For purposes of this Agreement, "Redemption Amount" means either (i) cash equal to the Value on the Valuation Date of the Shares multiplied by the number of Partnership Units offered for redemption or (ii) a number of Shares equal to the number of Partnership Units offered for redemption by a Redeeming Partner multiplied by the Conversion Factor; provided, however, if the REIT has issued to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such shareholders to subscribe for the purchase of Shares, then the Redemption Amount shall also include such rights in proportion to the number of Partnership Units offered for redemption.

                           (b) The Redemption Right shall be exercised pursuant
to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the Redemption Right ("Redeeming Partner"). The Redeeming Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Redeeming Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Limited Partner.

                           (c) A Limited Partner shall have no right, with
respect to any redeemed Partnership Units, to receive any distributions paid with respect to a Partnership Record Date that is after the Redeeming Limited Partner delivers a Notice exercising its Redemption Rights.

                           (d) An Assignee may exercise the Redemption Rights
that were applicable to the Partnership Units that were assigned to it. In connection with any exercise of such rights by an Assignee, the Redemption Amount shall be paid by the Partnership directly to such Assignee.

                  11.2 Right of REIT to Assume.

                           (a) Notwithstanding the provisions of Section 11.1,
the REIT may, in
its sole and absolute discretion, assume and directly satisfy a Redemption Right. Upon satisfaction of the Redemption Right, the REIT shall acquire the Partnership Units specified in the Redemption Notice and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event the REIT exercises its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any further amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right. For federal income tax purposes, each of the Redeeming Partner, the Partnership, and the REIT shall treat the transaction between the REIT and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the REIT. Each Redeeming Partner agrees to execute such documents as the REIT may reasonably require in connection with the issuance of any Shares upon exercise of the Redemption Right.

                           (b) If Shares are to be delivered, a Limited
Partner's registration rights, if any, will be set forth in an agreement between the REIT and the Limited Partner detailing the nature and extent of any such registration rights.

                  11.3 Restriction on Redemption. Notwithstanding the other provisions of this Article XI, a Limited Partner shall not be entitled to exercise the Redemption Right pursuant to Section 11.1 if the delivery of Shares to such Limited Partner would be prohibited under the REIT's Articles of Incorporation.


                                   ARTICLE XII

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

                  12.1 Amendments.

                  (a) Except as provided in paragraphs (b) and (c) of this
Section 12.1, this Agreement may not be amended unless such amendment is approved by the General Partner and Limited Partners holding a majority in interest of the Percentage Interests held by the Partners (including Partnership Interests held by the REIT). Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal, the General Partner will send a copy of any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time, shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal.

                  (b) Notwithstanding Section 12.1(a), the General Partner shall have the power, without the consent of any of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                           (1) to add to the obligations of the General Partner
or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;


                           (2) to reflect the admission, substitution, removal,
or withdrawal of Partners in accordance with this Agreement;

                           (3) to reflect a change that does not adversely
affect the Limited Partners in any material respect, or to cure any ambiguity in, correct or supplement any provision in this Agreement that is not inconsistent with law or with other provisions of this Agreement; and

                           (4) to satisfy any requirements, conditions, or
guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

                           (5) to set forth the designations, rights, powers,
duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2(a) hereof.

The General Partner will provide notice to the Limited Partners promptly after any action under this Section 12.1(b) is taken.

                  (c) Notwithstanding paragraphs (a) and (b) of this Section
12.1 hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partners to receive allocations and distributions pursuant to Articles V or VI hereof (except as permitted pursuant to Paragraph 5 of Exhibit B, and Section 12.1(b)(3) hereof), (iv) or modify the Redemption Right, as set forth in Section
11.1 hereof, in a manner that is less favorable than applied when such Partner was admitted to the Partnership, or (v) amend this Section 12.1(c).

                                  ARTICLE XIII

                            MEETINGS OF THE PARTNERS

                  13.1     Partner Meetings.

                  (a) Special meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 15 percent or more of the Percentage Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven
(7) and not more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or as provided for in Section 13.2.

                  (b) The Partners will hold annual meetings, for the transaction of such business as may properly come before the meeting. Such meetings will be held within thirty (30) days of the close of each calendar year at such place, date and time as the General Partner shall specify in the Notice of the meeting, which shall be delivered to each Limited Partner at least 10 days prior to such meeting. Neither the business to be transacted at, nor the purpose of, such annual meeting need be specified in the notice (or waiver of notice) thereof.

                  (c) Unless otherwise expressly provided for in this Agreement, the quorum for a Partners' meeting for the transaction of business will be fifty-one percent (51%) of the Percentage Interests held by the Partners, whether in person or by proxy. An act of fifty-one percent (51%) of the Percentage Interests held by the Partners shall be an act of the Limited Partners, unless the vote of a greater proportion or number is otherwise required by the Act or this Agreement.

                  13.2 Written Consent. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed (in counterpart or otherwise) by Partners holding at least fifty-one percent (51%) of the Percentage Interests of all of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of fifty-one percent (51%) of the Percentage Interests of all of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner.

                  13.3 Proxy. Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.


                                   ARTICLE XIV

                    ADMISSION OF ADDITIONAL LIMITED PARTNERS

                  14.1 Procedure for Admission. After the Effective Date, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 10.5 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an additional Limited Partner. Notwithstanding anything to the contrary in this
Section 14.1, no Person shall be admitted as an additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.


                  14.2 Allocations and Distribution to Additional Partners. If any additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the year in accordance with section 706(d) of the Code, using such method as is determined by the General Partner. All distributions of Net Operating Cash Flow with respect to a Partnership Record Date that is before the date of such admission shall exclude any additional Limited Partner admitted after such Partnership Record Date and will be made solely to Partners and Assignees.


                                   ARTICLE XV

                               GENERAL PROVISIONS

                  15.1 Notices. All notices, requests, reports or other communications required or permitted to be given to a Partner or Assignee pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by first class United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy, one Business Day after deposit in the overnight mail or other next day delivery service or three business days after deposit in United States mail, postage prepaid, and properly addressed to the appropriate party. For purposes of this Section 15.1, the addresses of the parties hereto shall be as set forth in the Partnership's records. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof to the General Partner.

                  15.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

                  15.3 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

                  15.4 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

                  15.5 Entire Agreement. This Agreement, including all the Exhibits hereto, and the Financing Documents contain the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  15.6 Titles and Captions. The Article and Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  15.7 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter form and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  15.8 Number of Days. Except as otherwise provided, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  15.9 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement.

                  15.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  15.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement, including without limitation, the making, performance or interpretation of this Agreement, will be settled by arbitration. The arbitration shall be (i) in the event the amount in dispute is less than $250,000, by a single arbitrator, mutually selected by the General Partner and the Partner involved or (ii) if the amount in dispute equals or exceeds $250,000, by a panel of three arbitrators, one arbitrator selected by each of the General Partner and the Partner involved and the two arbitrators in turn selecting a third arbitrator to act with them in a panel. Each arbitrator shall be experienced in the matters at issue. The arbitration shall be held in such place in the metropolitan Atlanta, Georgia area as may be specified by the arbitrator or the panel (or any place agreed to by the General Partner and Partner involved, and the arbitrator or panel), and shall be conducted in accordance with the Commercial Arbitration Rules existing at the date thereof of the American Arbitration Association to the extent not inconsistent with this Agreement. The decision of the arbitrator or panel shall be final and binding as to any matters submitted under this Agreement; provided, however, that if necessary, such decision may be enforced by either the Partnership or the Partner involved in any court of record having jurisdiction over the subject matter or over any of the parties. The determination of which party (or combination of them) bears the costs and expenses incurred in connection with any such arbitration proceeding shall be determined by the arbitrator or the panel. The parties agree that the arbitrator or panel shall have no jurisdiction to consider evidence with respect to or render any award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty). The parties agree that all facts and other information relating to any arbitration arising under this Agreement will be kept confidential to the fullest extent permitted by law.

                  15.12 Exhibits. The provisions of Exhibits A through D to this Agreement are by this reference hereby incorporated into this Agreement as if contained in the body of the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on their behalf as of the date first above written.


                           GENERAL PARTNER:
                           STRATEGIC TIMBER OPERATING CO.

                           By:
                              ---------------------------------
                           Title:
                                 ------------------------------

                           LIMITED PARTNERS:

                           STRATEGIC TIMBER TRUST, INC.

                           By:
                              ---------------------------------
                           Title:
                                 ------------------------------

                           OLD PIONEER, LLC

                           By:
                              ---------------------------------
                              Gregory M. Demers, as authorized member

                                            ------------------------------
                                            GREGORY M. DEMERS

                                            ------------------------------
                                            T. YATES EXLEY

                                            KING INVESTMENT GROUP, INC.

                                            By:
                                               ---------------------------
                                            Title:
                                                  ------------------------

                                            ------------------------------
                                            DARRICK SALYERS

                                            ------------------------------
                                            JAMES A. YOUELL

                                            MACH ONE PARTNERS, LLC

                                            By:
                                               ---------------------------
                                            Title:
                                                  ------------------------

                                                                    EXHIBIT A TO
                                                     SECOND AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                   STRATEGIC TIMBER PARTNERS, LP

                      PARTNERS' CONTRIBUTIONS AND INTERESTS


                                                    Cash or
              Name/Address                      Agreed Value of            Partnership           Percentage
               of Partner                        Contributions                Units              Interest
             -------------                      ---------------            -----------           ----------
      General Partner
      ---------------

Strategic Timber Operating Co.                    $_________                _________              _____%
5 N. Pleasant Street
New London, NH 03257

      Limited Partners
      ----------------

Strategic Timber Trust, Inc.                      $__________                ________             ______%
5 N. Pleasant Street
New London, NH 03257


Gregory M. Demers                                 $_________                 ________             ______%
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487

Old Pioneer, LLC                                  $__________                ________             ______%
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487
                                                  $__________               _________             ______%
T. Yates Exley
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487

King Investment Group, Inc.                       $_________                __________             _____%
30414 LeBleu Road
Eugene, OR 97405


                                                   Cash or
    Name/Address                                Agreed Value of            Partnership           Percentage
     of Partner                                  Contributions                Units              Interest
    ------------                                ---------------            -----------           ----------
Darrick Salyers                                   $_________                 ________              _____%
25310 Jeans Road
P.O. Box 876
Veneta, OR 97487

James A. Youell                                   $_________                 ________              _____%
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487

MACH ONE PARTNERS,                                $__________               _________              _____%
LLC
c/o Nancy K. Thomason
First Union National Bank
 of Georgia
1100 Abernathy Road, N.E.
Bldg. 500
Atlanta, GA 30328

Total                                            $___________               _________               100%


                                                                    EXHIBIT B TO
                                                     SECOND AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                   STRATEGIC TIMBER PARTNERS, LP

                           CAPITAL ACCOUNT MAINTENANCE


                  Definitions. The following terms, for the purposes of this Exhibit B and the Agreement shall have the meaning set forth below:

                  1. "Depletion" shall mean, with respect to standing timber owned by the Partnership, the recovery (as a noncash expense) of the costs associated with the acquisition or establishment of timber stands, as determined under Code section 611 and the Regulations thereunder; provided, however, if there is a difference between the Gross Asset Value and adjusted tax basis of such timber, Depletion means "book" depletion as determined under the Code section 704(b) Regulations.

                     "Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for Federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book" depreciation or amortization as determined under the Code section 704(b) Regulations.

                  2. Capital Account of the Partners. The Partnership shall maintain for each Partner, a separate Capital Account in accordance with the rules of Regulation Section 1.704-1(b)(2)(iv).

                  3. Computation of Net Income or Net Loss. For each fiscal year or other applicable period, the Net Income or Net Loss shall be an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, in accordance with section 703(a) of the Code. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a) shall be included in taxable income or loss. The following adjustments shall then be made:

                           (a) include as an item of gross income any tax-exempt
income received by the Partnership;

                           (b) any expenditure of the Partnership described in
section 705(a)(2)(B) of the Code shall be treated as a deductible expense;

                           (c) in lieu of depreciation, depletion, amortization,
and other cost recovery deductions taken into account in computing Net Income or Net Loss, there shall be taken into account Depreciation and Depletion;

                           (d) gain or loss resulting from any disposition of
Partnership property
with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property as adjusted for Depreciation and Depletion rather than its adjusted tax basis; and

                           (e) in the event of an adjustment to the Gross Asset
Value of any Partnership asset, as provided for in subparagraphs (b), (c) and
(d) of Paragraph 3 of this Exhibit B, that also requires the Capital Accounts of the Partnership to be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as an additional item of income or deduction, as is applicable.

                           (f) Once an item of income, gain, loss or deductions
is included in the initial computation of Net Income or Net Loss but is then subjected to the special allocation rules in Exhibit C, Net Income or Net Loss shall be recomputed without regard to such item.

                  4.       Contributed Property and Adjustments to Value.

                  With respect to any asset of the Partnership, the Gross Asset Value of such asset shall be such asset's adjusted basis for Federal income tax purposes, except as follows:

                  (a) the initial Gross Asset Value of any asset (other than cash) contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of its contribution, and such amount as reduced for any liabilities assumed or taken subject to by the Partnership in connection with such contribution, shall be reflected in the books and records of the Partnership and on Exhibit A to this Agreement as the "Agreed Value" of the contributed property;

                  (b) if the General Partner reasonably determines, that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following events:

                           (x) immediately prior to a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

                           (y) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of a Partnership Interest; and

                           (z) immediately prior to the liquidation of the Partnership within the meaning of the Regulations under Code section 704(b);

                  (c) in accordance with Regulations Section
                  1.704-1(b)(2)(iv)(e), the Gross Asset Values of Partnership Assets distributed in kind shall be adjusted upward or downward to reflect any unrealized gain or loss attributable to such Partnership property, as of the time any such asset is distributed; and

                  (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to the Regulations under Code section 704(b); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

                  5. Periodic Adjustments to Gross Asset Value. As of the end of each fiscal year or other computation period, Gross Asset Values shall be adjusted by any Depletion or Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss.

                  6. Overriding Principles. The provisions of the Agreement (including this Exhibit B and the other exhibits to this Agreement), relating to the maintenance of capital accounts and allocations are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the General Partner may make such modifications, provided that such modification is not likely to have a material adverse effect on the amounts distributable to any Partner or Assignee, pursuant to Article VIII of this Agreement, upon dissolution of the Partnership.

                                                                    EXHIBIT C TO
                                                     SECOND AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                   STRATEGIC TIMBER PARTNERS, LP



                            SPECIAL ALLOCATION RULES


                  Notwithstanding the provisions of Section 6.1 of the Agreement, the Special Allocation Rules of this Exhibit C are controlling as to the allocation of any items of Partnership income, gain, loss and deduction.

                  1. Definitions. The following terms shall, for purposes of this Exhibit C and the Agreement, have the meanings set forth below:

                           "Adjusted Capital Account Deficit" shall mean, with
respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

                           (a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the
                           Regulations; and

                           (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),(5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                           "Nonrecourse Deductions" shall have the meaning set
forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

                           "Nonrecourse Liabilities" shall have the meaning set
forth in Section 1.752-1(a)(2) of the Regulations.

                           "Partner Minimum Gain" shall mean "partner
nonrecourse debt minimum gain" as determined in accordance with Regulation
Section 1.704-2(i)(2).

                           "Partner Nonrecourse Deductions" shall have the
meaning set forth in Section 1.704-2(i)(2) of the Regulations.

                           "Partnership Minimum Gain" shall have the meaning
set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                           "Regulatory Allocations" shall mean the allocations
required by the Regulations under Code section 704(b) in order for allocations to be deemed to have "economic effect" within the meaning of Code section 704(b) and as provided for in subparagraphs (a) through (f) of Paragraph 2 of this Exhibit C.

2.       Special Allocations.

                  Notwithstanding any other provisions of the Agreement, the following special allocations shall be made prior to any allocation under
Section 6.1 of the Agreement and in the following order:

                  (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as otherwise provided in Regulation Section 1.704-2), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner' s share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement of Regulation
Section 1.704-2 and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant to the Regulations.

                  (b) Partner Minimum Gain. If there is a net decrease in Partner Minimum Gain during any fiscal year (except as otherwise provided in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Partner's share of the net decrease in Partner Minimum Gain, if any. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph
(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant to the Regulations.

                  (c) Qualified Income Offset. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii) (d)(4),(5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit as a result of such adjustments, allocations or distributions, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 2(a) or 2(b) of this Exhibit C. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

                  (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) as to which such Partner Nonrecourse Deductions are attributable, as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

                  (f) Excess Nonrecourse Liabilities. The "excess nonrecourse liabilities" of the Partnership (within the meaning of Regulation Section 1.752-3(a)(3)) shall be allocated among the Partners in accordance with the Partners' Percentage Interests.

                  (g) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under the Regulatory Allocations and
Section 6.1 of the Agreement shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This subparagraph (f) is intended to minimize, to the extent possible, any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

                                                                    EXHIBIT D TO
                                                     SECOND AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                   STRATEGIC TIMBER PARTNERS, LP

                              NOTICE OF REDEMPTION

                  The undersigned Limited Partner hereby (i) irrevocably requests redemption of Partnership Units in Strategic Timber Partners, LP in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Strategic Timber Partners, LP, as amended, and the Redemption Right referred to therein, (ii) will surrender such Partnership Units and all right, title and interest therein, and (iii) requests that the Cash Amount or the Shares be delivered to the address specified below as a result of the exercise of my Redemption Rights, with the form of consideration to be determined by the General Partner. If the Shares are to be delivered, the undersigned requests that such Shares be registered or placed in the name(s) and at the address(es) specified below.

                  The undersigned hereby represents, warrants, certifies and agrees (i) that the undersigned has good, marketable and unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity, (ii) that the undersigned has the full right, power and authority to redeem and surrender such Partnership Units as provided herein,
(iii) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such redemption and surrender, (iv) that, if the Shares are to be delivered, the undersigned is acquiring such the Shares for its own account, for investment and without a view to engaging in any resale or distribution thereof, except such as may occur pursuant to the registration statement required to be filed by the REIT pursuant to a Registration Rights and Lock-Up Agreement to which the undersigned and the REIT are parties, (v) that, if the Shares are to be delivered, such Shares may not be transferred by the undersigned except in transactions pursuant to such registration statement or that are exempt from the registration requirements of the Securities Act of 1933 and all applicable state and foreign securities laws and (vi) that, if the Shares are to be delivered, the REIT may refuse to transfer such Shares if it does not receive satisfactory evidence of such registration or exemptions.

Dated:_____________________
      Name of Limited Partner:           ------------------------------------

                                         ------------------------------------
                                         (Signature of Limited Partner)

                                         ------------------------------------
                                         (Street Address)

                                         ------------------------------------
                                         (City, State, Zip Code)

                  Signature Guaranteed by:

                                            ------------------------------------

IF SHARES ARE TO BE ISSUED, ISSUE TO:

Please insert social security or identifying number.
                                                      --------------------------
Name of Shareholder(s):

                  Signature Guaranteed by:

                                            ------------------------------------

IF REIT SHARES ARE TO BE ISSUED, ISSUE TO:

Please insert social security or identifying number.

Name:


                                       D-2

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                                List of Exhibits


         Exhibit A         Partners' Contributions and Interests

         Exhibit B         Capital Account Maintenance

         Exhibit C         Special Allocation Rules

         Exhibit D         Notice of Redemption